                                                                  EXHIBIT 10-41


IBIS TECHNOLOGY CORPORATION HAS OMITTED FROM THIS EXHIBIT 10.41 PORTIONS OF THE EXHIBIT FOR WHICH IT HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED [ ] AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            LICENSING AND DEVELOPMENT
                                    AGREEMENT
                                     between
                   INTERNATIONAL BUSINESS MACHINES CORPORATION
                                       and
                           IBIS TECHNOLOGY CORPORATION

                                TABLE OF CONTENTS



Section Page

1. DEFINITIONS.......................................................  Page 1

2. PROGRAM...........................................................  Page 4

3. LICENSES..........................................................  Page 4

4. CONFIDENTIAL INFORMATION..........................................  Page 7

5. OWNERSHIP OF INTELLECTUAL PROPERTY AND TOOLS......................  Page 10

6. PAYMENT...........................................................  Page 11

7. TERM AND TERMINATION..............................................  Page 12

8. REPRESENTATIONS AND DISCLAIMERS...................................  Page 13

9. TECHNOLOGY TRANSFER AND TECHNICAL ASSISTANCE......................  Page 15

10. APPLICABLE LAW...................................................  Page 16

11. MISCELLANEOUS....................................................  Page 17

APPENDIX A SCHEDULE..................................................  Page 22

APPENDIX B DELVERABLES...............................................  Page 23


This Licensing and Development Agreement ("Agreement") is made effective as of March 1, 1998 ("Effective Date") by and between International Business Machines Corporation (IBM), a New York corporation, having an office at 1580 Route 52, Hopewell Junction, New York, United States of America and Ibis Technology Corporation (IBIS), a Massachusetts corporation, having an office at 32 Cherry Hill Drive, Danvers Massachusetts, United States of America, said named parties being referred to hereinafter individually as a "Party" and collectively as the "Parties".

WHEREAS, the Parties have developed expertise in the development and manufacture of ion beam systems for implanting semiconductor wafers;

WHEREAS, IBM wishes to obtain a license to make and have made ion implanting tools designed by IBIS;

WHEREAS, IBIS agrees to train IBM personnel in the design, manufacture, operation and use of such tools;

WHEREAS, IBM wishes to obtain a license to make and have made improvements made by IBIS in ion-implantation systems;

NOW, THEREFORE in consideration of the contributions of knowledge and skill in the areas of their respective expertise, in the cooperative undertaking specified hereunder, and in view of the mutual promises, commitments, and efforts relating thereto, it hereby is agreed between the Parties hereto as follows:

1        DEFINITIONS

         Words shall have their normally accepted meanings as employed in this Agreement. The terms "herein", "hereunder" and "hereof", unless specifically limited, shall have reference to the entire Agreement. The words "shall" and "will" are mandatory, the word "may" is permissive, the word "or" is not exclusive, the words "includes" and "including" are not limiting and the singular includes the plural. The following terms shall have the described meanings:

         1.1      "Affiliate" shall mean a corporation, company or other entity:

                  1) more than twenty-five percent (25%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists; or

                  2) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than twenty-five percent (25%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, but such corporation, company or other entity shall be deemed to be an Affiliate only so long as such ownership or control exists; or

                         [       ]

         1.2 "Background Intellectual Property Rights" shall mean Intellectual Property Rights that are owned by a Party or Parties and are created outside the course and scope of the Program.

         1.3 "Change of Control" shall mean one (1) transaction or a series of related transactions which results in a third Party obtaining, directly or indirectly, (a) thirty (30) percent or more of the ownership of the outstanding voting shares or other ownership interest of, or (b) the right to manage the business or control the disposition of assets of, or (c) Control of a Party.

         1.4 "Confidential Information" shall mean technical and business information disclosed within the course and scope of the Program by or on behalf of a Party that is embodied in tangible form and marked as specified in Section 4.6 of this Agreement.

         1.5 "Control" shall mean the power to direct the affairs of a Person by reason of ownership of voting stock, by asset acquisition, contract or otherwise.

         1.6 "Deliverables" shall mean drawings, data, algorithms, computer source and object code, reports, documentation and the like pertaining to SIMOX systems (e.g. the IBIS 1000), as specified in Appendix B.

         1.7 "Escrow Agent" shall mean Fort Knox Escrow Services, Inc., 3539A Church Street, Clarkston, Georgia, 30021-1717, or such other escrow agent as the Parties may later agree to use.

         1.8 "Improvement" shall mean any change, upgrade, modification or revision to the Licensed Technology and/or in the field of SIMOX put into commercial use by a Party during the Term, or which such Party acquires the right to license during the Term. Improvements shall not include any change, upgrade, modification or revision to the Licensed Technology that a Party is contractually prohibited by a Prior Agreement from providing to a third Party. In the case of information disclosed by IBM, Improvements shall exclude information on the operation of ion-implanting systems or other processing of integrated circuit wafers, e.g. annealing, which IBM shall have no obligation to provide or to disclose hereunder. For the avoidance of doubt, Improvements shall include know-how or other information contained in a new model SIMOX system sold by IBIS during the Term.

         1.9 "Intellectual Property Rights" shall mean patent rights, rights under copyright, and other rights in Inventions and confidential information.

         1.10 "Licensed Patents" shall mean all patents, including utility models and design patents, issued or issuing on patent applications worldwide that claim inventions having an effective filing date prior to the expiration of the Term, under which patents or the applications therefor a Party has the right, at any time during the Program, to grant licenses to the other Party of the scope granted herein and any continuation, continuation-in-part, divisional, reissue, reexamination and any equivalents thereof. The term "Licensed Patents" shall also include any patent reissuing on any of the aforesaid patents. The term "Licensed Patents" shall include patents which such grant or the exercise of rights thereunder would result in the payment of royalties or other consideration by a Party to third parties, provided that such Party shall have notified the other Party of the requirement of compensation and the other Party shall have consented to compensate such Party for such consideration.

         1.11 "Licensed Product" shall mean a SIMOX system that substantially conforms to the Licensed Technology (including Improvements).

         1.12 "Licensed Technology" shall mean: a) know-how or other information (e.g. computer software) contained in the materials specified in Appendix B relating to the technology to be transferred to IBM; and b) additional know-how or other information transferred or otherwise disclosed in writing by IBIS to IBM in providing technical assistance pursuant to
                  Section 9.

         1.13 "Material Default" shall mean the violation of or failure to perform any material term or material covenant of this Agreement by a Party.

         1.14 "Person" shall mean any individual, corporation, partnership, joint venture, trust, business association, governmental entity or other entity.

         1.15 "Prior Agreement" shall mean an agreement between a Party and a third Party having a date of execution prior to the Effective Date of this Agreement.

         1.16 "Program" shall mean the cooperative undertaking by the Parties, in which IBIS discloses to IBM and trains IBM's employees in the Licensed Technology including, at IBM's option, IBM's making or having made and testing a Licensed Product.

         1.17 "SIMOX" shall mean the implanting of oxygen ions into a silicon wafer to form a layer of insulator underneath a device layer of silicon and SIMOX system shall mean a system for SIMOX.

         1.18 "Subsidiary" shall mean an Affiliate more than fifty percent (50%) of whose outstanding shares, securities or ownership interest are, now or hereafter, owned or controlled, directly or indirectly, by a Party hereto, but such corporation, company, or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

         1.19 "Term" shall mean the period of time this Agreement is in effect, which shall commence on the Effective Date and continue until December 31, 2005, unless sooner terminated pursuant to the provisions of Section 7.

2        PROGRAM

         2.1 Each Party shall perform its tasks in the course of the Program as specified in Appendix A.

                  2.1.1 IBIS and IBM will make commercially reasonable efforts to meet the schedule specified in Appendix A.

                  2.1.2 Upon exercise by IBM of either Option A or Option B as set forth in Section 3.5, IBIS will give technical assistance to IBM as specified in Section 9.

         2.2 Each Party shall have a Program Manager and a Technical Coordinator as follows:

                       For IBIS:  Program Manager:        Al Alioto
                       Technical Coordinator:             Al Alioto
                       For IBM:  Program Manager:         H. C. Calhoun
                       Technical Coordinator:             Devendra Sadana

                  Each Party may change its Program Manager and/or Technical Coordinator by giving written notice to the other Party.

         2.3 Each of the Program Managers shall be responsible for the representation of his Party's interest in the Program. The Program Managers shall meet on a regular basis to review progress.

         2.4 The Technical Coordinators or their designees shall supervise the exchange of information during the Program.

         2.5 Each Party shall bear its own expenses in performing its tasks in the course of the Program.

3        LICENSES

         3.1 IBIS hereby grants to IBM an irrevocable, worldwide, royalty-bearing, nonexclusive license, exercisable as specified below, under IBIS's applicable patent and trade secret rights in Licensed Patents, Licensed Technology [ ] to:
                  (a) make, have made, use and practice any process in the use of SIMOX systems and components thereof; (b) lease, sell, or otherwise transfer SIMOX systems and components thereof to Affiliates; and (c) sublicense such Affiliates to use and practice any process in the use of such SIMOX systems and components thereof. For the avoidance of doubt, IBM agrees that the foregoing right to sublicense Affiliates does not include the right to license Affiliates to make or have made a SIMOX system. For the further avoidance of doubt, IBM agrees that it is not permitted to act under the foregoing license until it has elected one of the options set forth in Section 3.5.

         3.2 IBIS hereby grants to IBM an irrevocable, worldwide, nonexclusive, license, exercisable as specified below, under IBIS's copyrights in computer software or other works of authorship disclosed by IBIS hereunder or delivered by IBIS to IBM in connection with the sale of a SIMOX system to IBM to copy and make derivative works of such software or other works of authorship and to distribute such copies and derivative works within IBM and to Affiliates, subject to the following condition:

                  IBM may grant sublicenses under IBIS's copyrights in software in object code format necessary for the operation of a SIMOX system to its Affiliates' purchasing systems licensed hereunder. Each license, agreement form, when executed with customers, shall contain terms that are legally sufficient to:

                  (a) authorize the customer to use software sublicensed from IBIS and supplied to it by or for IBM for operating a SIMOX system sold hereunder for SIMOX and for no other purpose;

                  (b) authorize the customer to make copies of each authorized product copy for backup purposes only; and

                  (c)   prohibit further copying and/or transfer of the product;
                  and

                  (d) prohibit reverse assembly, reverse compilation, or other translation of product code or any portion thereof.

                  For the avoidance of doubt, IBM agrees that it is not permitted to act under the foregoing license until it has elected one of the options set forth in Section 3.5.

         3.3 No license or immunity is extended by a Party either directly or by implication, estoppel, or otherwise except as explicitly set forth herein.

         3.4 IBM hereby grants to IBIS an irrevocable, royalty-free, worldwide, nonexclusive license, exercisable as specified below, under IBM's Intellectual Property Rights in [ ] that pertain to the structure of a SIMOX system to: (a) make and have made and (b) use, lease, sell, or otherwise transfer SIMOX systems and components thereof. This license shall be for the sale or other transfer of SIMOX systems only to IBM and Affiliates for an initial period of [ ] after disclosure of such [ ], after which initial period, IBIS may incorporate such [ ] in a system sold to any customer. For the avoidance of doubt, this license granted by IBM does not cover Intellectual Property Rights pertaining to methods of operation of an ion-implanting system or to processes used in making or treating wafers and/or integrated circuits.

         3.5 IBM shall have the option, to be exercised in its sole discretion and at any time, to elect either License Option A or License Option B by delivery of a written notice to IBIS. Exercise of Option A or Option B shall be subject to the conditions of Section 3.5.1 or Section 3.5.2, as the case may be.

         3.5.1          License Option A

                  IBM may exercise its license under License Option A by delivery of written notice to IBIS and to the Escrow Agent. The Escrow Agent shall immediately deliver the escrow documentation to IBM upon receipt of notice. The consent of IBIS is not required for delivery of the documentation under this License Option A and IBIS hereby waives any right it may have to object to such transfer. The royalty payments under this License Option A shall be as specified in Section 6. Upon receipt of notification, IBIS shall provide the training and Technical Assistance specified in Appendix A at times mutually agreed on but no later than the times specified in Appendix A.

         3.5.2          License Option B

                  IBM may, in its sole discretion, exercise its license under License Option B by delivery of written notice to the Escrow Agent stating: a) [ ]; or b) that IBIS has failed to satisfy one or more of the following conditions and IBIS has not cured such failure within [ ] days after notification by IBM of the failure.

         3.5.2.1        The conditions are that IBIS:

         (a)      [   ]

         (b)      [   ]

         (c)      [   ]

         (d)      [   ]

                  The Escrow Agent shall immediately deliver the escrow documentation to IBM upon receipt of notice. The consent of IBIS is not required for delivery of the documentation under this License Option B. IBIS hereby waives any right it may have to object to or otherwise prevent the Escrow Agent from completing such transfer and agrees that its only recourse against IBM in the event of a dispute concerning such transfer shall be a claim against IBM for monetary damages. The royalty payments shall be as specified in Section 6. IBIS shall deliver the training and Technical Assistance specified in Appendix A at times mutually agreed on but no later than the times specified in Appendix A.

         3.6 IBIS agrees, within [ ] days after the last signature date of this Agreement, to review with IBM at IBIS' place of business the documentation and updates thereof listed in Appendix B. After such review, IBIS shall transmit such documentation to an Escrow Agent chosen by mutual agreement of the Parties. Such Escrow Agent shall hold such documentation pursuant to an escrow agreement to be executed concurrently herewith. The parties shall share the cost of the escrow equally. For convenience in administration, IBIS shall pay the escrow Agent and invoice IBM for its share of the payment. The Parties agree that such escrow agreement shall permit IBM to inspect (but not copy) the documentation at the Escrow Agent's premises.

         3.7 IBIS represents and agrees that it will not initiate any work (or otherwise take any steps in reliance) on a SIMOX system for sale to IBM unless and until IBIS has received an applicable written purchase order from IBM. IBM shall have no obligation to exercise any of the options granted to it under this Agreement.

4        CONFIDENTIAL INFORMATION

         4.1 The prior Confidential Disclosure agreement between the Parties concerning confidential information is terminated as of the Effective Date and any information disclosed thereunder shall be deemed to be disclosed under this Agreement as of the Effective Date. The confidentiality provisions of the Equipment Procurement Master Agreement between the Parties having an effective date in May, 1996 are superseded only with respect to Confidential Information disclosed under and marked in accordance with this Agreement.

         4.2 Subject to the provisions of Section 3, for a confidentiality period as set forth below, the receiving Party agrees to use the same care and discretion to safeguard Confidential Information of the disclosing Party and to avoid release of such Confidential Information outside of the receiving Party as it employs with similar embodiments of information of its own which it does not desire to publish, disclose, or disseminate, but in no event less than reasonable care.

         4.3 Obligations of confidentiality and restricted use set forth herein shall extend until December 31, 2008.

         4.4 The obligations of confidentiality herein shall not apply to information that:

                      (a) Is already in the possession of the receiving Party r any of its Subsidiaries without obligation of confidence;

                      (b) Is independently developed by the receiving Party r any of its Subsidiaries;

                      (c) Is or becomes publicly available without breach of his Agreement;

                      (d) Is rightfully received by the receiving Party from third Party;

                      (e) Is released for disclosure by the disclosing Party ith its written consent;

                      (f)   Is required to be disclosed in a patent
                  pplication; or

                      (g) Is inherently disclosed in the use, lease, sale, or ther distribution of any present or future product or service by or for the receiving Party or any of its Affiliates.

         4.5 All disclosures of Confidential Information by IBIS or IBM, as the disclosing Party, shall be made by or under the supervision of its Technical Coordinator, or his designee, to the receiving Party's Technical Coordinator, or his designee. In the event of inadvertent disclosure, either Party may give notice to the other Party that such inadvertently disclosed information was confidential and the receiving Party thereafter shall treat in good faith such information as Confidential Information.

         4.6 All disclosures of information will be deemed to be non-confidential unless specifically designated at the time of disclosure (as provided in Section 4.7 below) as including the Confidential Information of a Party.

         4.6.1 Notwithstanding the foregoing, Inventions created and Confidential Information disclosed in the course of joint work or discussions between the Parties shall be deemed to be the Confidential Information of the employer(s) of the individuals creating them, whether or not the pertinent information is marked or summarized in a resume. The Parties agree to make reasonable efforts to document and mark such joint work or discussions.

         4.7 Information, including Confidential Information, of a Party shall be disclosed in writing in English (including such information recorded in a medium such as a tape or disk), which writing shall state the date of disclosure, that the information contained therein is confidential and that it is being disclosed pursuant to this Agreement, and shall contain an appropriate legend, such as "IBIS Confidential Information". If such disclosure is orally and/or visually made, then it shall be confirmed in a written resume within twenty (20) days following such disclosure. The resume will specifically recite that information which is confidential. Such resume will have such information that is confidential identified as "IBIS Confidential (or IBM Confidential) Information". The receiving Party may make a reasonable number of copies of such writings or resumes.

         4.8 A receiving Party possessing Confidential Information of the other Party may disclose it to a vendor or to a subcontractor (or to a sublicensee that in turn may disclose to a vendor or subcontractor), for the purpose of exercising the license specified in Section 3. under restrictions on disclosure at least as stringent as those set forth herein. The receiving Party may only authorize such vendor, subcontractor or sublicensee to use such Confidential Information only for the benefit of such receiving Party. If disclosure is compelled as testimony or evidence in a judicial or legislative proceeding, the Party under compulsion to disclose shall immediately notify the owner Party and shall avail itself of all reasonable protection at the reasonable expense and with the express prior concurrence in writing of the Party owning the applicable Confidential Information, such as protective orders or exemptions from Freedom of Information Act availability, as may be reasonably available and effective to protect the Confidential Information in question.

         4.9 It is understood that receipt of Confidential Information under this Agreement will not create any obligation in any way limiting or restricting the assignment and/or reassignment of IBIS employees within IBIS or IBM employees within IBM.

         4.10 Each Party represents that it has, and agrees to maintain, an appropriate agreement with each of its employees who may have access to any Confidential Information sufficient to enable each Party to comply with all the terms of this Agreement.

         4.11 All disclosures of information under this Agreement shall be governed by the applicable statutes and regulations of the United States Government regarding the export of technical information. Each Party agrees to comply, and do all things reasonably necessary for the other Party to comply, with all applicable laws, regulations and ordinances of any country having jurisdiction over the subject matter hereof, including but not limited to the regulations of the United States Department of Commerce and Department of State relating to the export or re-export of technical data or the direct product thereof, insofar as they relate to the activities to be performed under this Agreement. Each Party agrees to obtain any required government documents and approvals prior to the export or re-export by it of any technical data disclosed to it or the direct product related thereto.

         4.12 IBIS shall make available an initial data package [ ], as specified in Section 3.6, Appendix A, and Appendix B, for inspection and evaluation by IBM at IBIS' place of business and subsequent transmission to the Escrow Agent. IBIS shall promptly correct deficiencies in the data on IBM's request. When IBM is satisfied that the data are adequate, IBIS shall forward the data to the Escrow Agent.

         4.12.1   In the event that IBM exercises its license under Section
                  3.5.1 or 3.5.2, IBIS shall continue to deliver data updates, which IBM may immediately use under the terms hereof.

         4.13 The conditions for release of data hereunder by the Escrow Agent shall be as set forth herein and shall not be affected by the existence of different conditions in, or by the status of the escrow (i.e. whether released or not) under, the Equipment Purchase Master Agreement. For the avoidance of doubt, the data may be released under the Equipment Purchase Master Agreement before or after the release of data hereunder.

5        OWNERSHIP OF INTELLECTUAL PROPERTY

         5.1 Each Party shall have and retain the sole and exclusive ownership of all Intellectual Property Rights that are made or created solely by it or its employees or agents in the course of the Program.

         5.2 Any Intellectual Property Rights made or created jointly by the Parties or employees or agents of the Parties in the course of the Program shall be owned jointly. Joint Inventions shall be jointly owned, title to all patents issued thereon shall be joint, all expense incurred in obtaining and maintaining such patents, except as provided herein, shall be jointly shared. Each Party shall have the unrestricted right to license third parties under such jointly owned Intellectual Property Rights without accounting.

         5.2.1 Unless otherwise agreed, joint owners of Intellectual Property Rights shall engage outside counsel to perform tasks associated with securing the legal protection of such Intellectual Property Rights and shall share the costs thereof equally. In the event that one Party elects not to seek patent protection for any joint Invention in any particular country or not to share equally in the expense thereof with the other Party, the other Party shall have the right to seek or maintain such protection at its own expense in such country and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing therefrom shall be jointly owned. Such one Party shall have no obligation to pay expenses of securing and maintaining such Intellectual Property Rights in any country unless it has so agreed in writing.

         5.3 Each Party shall give the other Party all reasonable assistance in obtaining patent protection and in preparing and prosecuting any patent application filed by the other Party, and shall cause to be executed assignments and all other instruments and documents as the other Party may consider necessary or appropriate to carry out the intent of this
                  Section 5.

6.       PAYMENT

         6.1 From and after the Effective Date, IBM shall pay to IBIS a royalty comprising the amount listed in the appropriate column of Table I for each Licensed Product made by or for IBM and/or sold, leased or otherwise transferred or disposed of by or for IBM.

                                       TABLE I


             Number of
              Machines               Option A                Option B
                [ ]                    [ ]                     [ ]
                [ ]                    [ ]                     [ ]
                [ ]                    [ ]                     [ ]
                [ ]                    [ ]                     [ ]



         6.2 The royalty of Section 6.1 shall accrue when a Licensed Product is first put into service by IBM or is first sold, leased or otherwise transferred or disposed of by or for IBM. For the purpose of determining such royalty, Licensed Products shall be considered sold, leased or otherwise transferred or disposed of when invoiced. If not invoiced, then Licensed Products are to be considered sold, leased or otherwise transferred or disposed of when delivered or when paid for, if paid for before delivery. If not invoiced, delivered or paid for before delivery, Licensed Products are to be considered sold, leased or otherwise transferred or disposed of at the earlier of when put into use or when possession is transferred to a third Party. When Licensed

                  Products are sold, leased or otherwise transferred or disposed of in conjunction with other products or services provided, sold, leased or otherwise transferred or disposed of by IBM, IBM agrees to separately invoice such Licensed Products from such other products or services.

         6.3 Accrued royalties shall be calculated and paid on a calendar quarterly basis. Any royalties due IBIS for any calendar quarter shall be paid to IBIS by [ ] days after the end of each calendar quarter. IBM may deduct from the accrued royalties calculation in this Section 6.3 those royalties accrued on Licensed Products which have been returned to IBM or for which credit allowances have been made.

         6.4 Within [ ] days of each calendar quarter, IBM shall furnish to IBIS a written statement showing the Licensed Products that were made, used, sold, leased and/or transferred or otherwise disposed of during the immediately preceding calendar year and the royalties payable thereon. If no royalties are payable, that fact shall be shown on such statement.

         6.5 IBIS shall have the right, at its expense, to have an independent accountant acceptable to IBM inspect relevant records of IBM during normal business hours and on reasonable notice, to verify that the number of SIMOX systems made by or for IBM is as reported to IBIS, and for no other purpose. IBIS shall require such accountant to execute an agreement permitting disclosure of such number only to IBIS and its counsel and prohibiting any other disclosure or use of any information learned during such inspection, except in connection of enforcing its rights under this Agreement. If such audit reveals that IBM has underpaid the royalty due, IBM shall pay the reasonable cost of the audit.

7.       TERM AND TERMINATION

         Either Party may terminate this Agreement for a Material Default as provided herein:

         7.1 For a Material Default specified in Sections 7.1.1, the non-defaulting Party may give written notice of such default ("Notice of Default") to the defaulting Party. If a Notice of Default is given and the defaulting Party should fail to cure such default within [ ] days after the date of receipt of the Notice of Default, the non-defaulting Party may terminate this Agreement by a second written notice ("Notice of Termination") to the defaulting Party.

         7.1.1 The parties agree that some of the grounds of Material Default, for which a Party shall have the right to terminate this Agreement per Section 7.1 are:

                  (a) the other Party breaches its obligation to deliver Licensed Technology, training and/or Improvements.

                  (b)    the other Party breaches its payment obligations under
                  Section 6.

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

         7.2 For a Material Default specified in Sections 7.2.1, the non-defaulting Party may give to the defaulting Party a Notice of Termination immediately terminating this Agreement.

         7.2.1 The parties agree that some of the grounds of Material Default, for which a Party shall have the right to terminate this Agreement immediately per Section 7.2 are:

                  (a) the other Party engages in or suffers a Change of Control.

                  (b) the other Party breaches its obligation of confidentiality under Section 4.

                  (c) the other Party breaches the terms of its license under Section 3.

         7.3      If this Agreement is terminated for Material Default;

                  (a) the obligations of the Parties to deliver Improvements shall terminate; and

                  (b) the licenses granted in Section 3 and corresponding payment obligations shall survive.

         7.4 In the event of termination by either Party for any reason, all royalties, fees, and other payments due or accrued hereunder as of the date of termination shall remain payable.

         7.5 Except as stated in Sections 7.3 and 7.4, to the extent a particular right or obligation herein does not have a specifically identified survival period, all rights and obligations in this Section or in any other Section in this Agreement which by their nature survive the termination of this Agreement will remain in effect beyond any termination for the time period reasonably necessary to accomplish their purpose and shall bind and inure to the benefit of the parties, their legal representatives and successors.

8.       REPRESENTATIONS AND DISCLAIMERS

         8.1 This Agreement is non-exclusive. IBIS and IBM recognize and agree that each has been and may continue to be active in the development of technology, and/or manufacture and sale of products indirectly or directly relating to the technologies, processes and products contemplated by this Agreement, and IBM acknowledges and agrees that IBIS will be free in all respects and not precluded by this Agreement to pursue such activities independent of IBM, including with third parties, and further, IBIS acknowledges and agrees that IBM will be free in all respects and not precluded by this Agreement to pursue such activities independent of IBIS, including with third parties. Nothing in this Section 8.1 shall grant a Party any license under the other Party's Intellectual Property Rights. Such licenses are granted only as set forth explicitly elsewhere in this Agreement.

         8.2      Nothing contained in this Agreement shall be construed as:

         8.2.1 conferring any rights to use in advertising, publicity, or other marketing activities any name, trade name, trademark, or other designation of either Party hereto, including any contraction, abbreviation, or simulation of any of the foregoing without prior mutual written agreement; or

                  8.2.2 conferring by implication, estoppel, or otherwise upon either Party hereunder any license or other right except the licenses and rights expressly granted hereunder to a Party hereto or third parties; or

                  8.2.3 a warranty that the recipient Party will successfully manufacture products, or a particular volume of products, based upon the Licensed Technology transferred hereunder including transfer and technical assistance; or

                  8.2.4 an obligation to bring or prosecute actions or suits against third parties for infringement, or to defend actions or suits from third parties for infringement, or to secure and/or maintain any of its intellectual property rights; or

                  8.2.5 in any way limiting the rights which a Party has outside the scope of this Agreement.

         8.3 IBIS warrants that the data delivered hereunder and the manufacture and operation of SIMOX systems made according to such data does not infringe the Intellectual Property Rights of third Parties.

         8.4 IBIS warrants that the initial data package disclosed to IBM is the same as (or an improvement on) the information used in the design assembly and test of tools currently used by IBIS in production.

         8.5 WITH THE EXCEPTION OF THE FOREGOING WARRANTIES IN SECTIONS 8.3 AND 8.4, AND THE PROVISIONS OF SECTION 11, ALL INFORMATION, TECHNOLOGY, IMPROVEMENTS, INVENTIONS, ASSISTANCE, AND SERVICES PROVIDED BY EITHER PARTY HEREUNDER ARE PROVIDED "AS IS" WITHOUT ANY WARRANTY OF ANY KIND INCLUDING THAT NEITHER PARTY MAKES ANY WARRANTY AS TO THE CONFIDENTIAL ACCURACY, SUFFICIENCY, OR SUITABILITY FOR THE OTHER PARTY'S USE OF ANY INFORMATION, IMPROVEMENTS, INVENTIONS, OR LICENSED TECHNOLOGY PROVIDED HEREUNDER FOR THE MANUFACTURE OF PRODUCTS OR DELIVERY OF SERVICES USING THE INFORMATION, IMPROVEMENTS, INVENTIONS, OR LICENSED TECHNOLOGY, OR THE YIELD FROM THE MANUFACTURE OF PRODUCTS OR DELIVERY OF SERVICES USING THE INFORMATION, IMPROVEMENTS, INVENTIONS, OR LICENSED TECHNOLOGY, OR FOR THE QUALITY OF SUCH PRODUCTS MADE OR SERVICES DELIVERED USING THE INFORMATION, `IMPROVEMENTS, INVENTIONS, OR LICENSED TECHNOLOGY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY ASSUMES ANY

                  RESPONSIBILITY OR LIABILITY FOR LOSSES OR DAMAGES, WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR PUNITIVE, WHICH MIGHT ARISE OUT OF THE OTHER PARTY'S USE OF THE INFORMATION, IMPROVEMENTS, INVENTIONS, OR LICENSED TECHNOLOGY, WHICH SHALL BE ENTIRELY AT THE OTHER PARTY'S RISK AND PERIL.

         8.6 Each Party acknowledges its responsibility to make its own evaluation of the risks of bringing any product based on information provided under this Agreement to market, or otherwise to use such information.

         8.7 Although the Parties will use all reasonable efforts in performing the Program, the Parties acknowledge that the results of the work to be performed hereunder are uncertain and cannot be guaranteed by any Party.

         8.8 Each Party disclaims any warranty that the recipient will be able to reproduce the results of the disclosing Party and each Party acknowledges that it may be not be able to use disclosed information without further research and development.

9.       TECHNOLOGY TRANSFER AND TECHNICAL ASSISTANCE

         9.1 IBIS shall deliver, at [ ] cost to IBM, a portion of the technical training specified in Section 9.2, prior to the review specified in Section 3.6 and sufficient to enable IBM personnel to perform the evaluation specified in Section 4.12. Such technical training shall be limited to a maximum of [ ] hours.

         9.2 IBIS shall provide detailed training to IBM in IBIS's facilities in the United States the following technical assistance, according to the schedule in Appendix A:

         [    ]

         In addition to the scheduled training listed above, IBM may make site visits to IBIS's facilities upon reasonable notice to IBIS and upon mutual agreement of the parties. A maximum of [ ] IBM employees may visit either of IBIS's facilities at any one time. The travel and living expenses of such visiting IBM employees shall be at the expense of IBM.

         9.3 During the period beginning on the date that IBM elects one of the options specified in Section 3.5 and continuing for [ ] years thereafter, IBIS agrees to provide, at [ ] cost to IBM, assistance in the transfer of the Licensed Technology to IBM as provided in Section 9.2, up to a total limit of [ ] person-hours.

         9.4 After the [ ] person-hours of the transfer assistance and technical assistance specified in Section 9.2 are exhausted, IBIS agrees to provide, up to an additional [ ] person-hours of transfer assistance and technical assistance to IBM for a period ending [ ] years after the date on which the last transfer assistance is provided under Section 9.2, IBM agrees to pay IBIS for such limited additional transfer and technical assistance provided to IBM at the rate of [ ].

         9.5 IBIS shall invoice charges monthly for the limited additional transfer assistance and technical assistance provided for in
                  Section 9.3.

         9.6 The Parties shall disclose Improvements in accordance with the following:

                  9.6.1 Beginning with the first calendar quarter after notification under Section 3.5.1 or 3.5.2, if any, the Technical Coordinators of the Parties shall meet within forty-five (45) days following the end of each calendar quarter to discuss whether any Improvements have been made, and to disclose such Improvements to the other Party.

10.      APPLICABLE LAW

         10.1 This Agreement shall be trued and the legal relations between the Parties shall be determined in accordance the law of the State of New York without regard to the conflict of law provisions thereof. Any proceedings to enforce this Agreement, or to resolve disputes relating to this Agreement, shall be brought in the United States District Court for the Southern District of New York, Westchester County Division. IBIS and IBM waive the right to trial by jury in any matter which arises between the Parties pursuant or related to this Agreement and agree that any proceeding hereunder shall be tried by a judge without a jury.

         10.1.1 No action, regardless of form, arising out of this Agreement may be brought by a Party more than two (2) years after the cause of action has accrued.

         10.2 Each Party agrees to pay the other Party's attorney's fees and costs of litigation, up to a maximum of [ ] if such Party, for any reason whatever, brings suit against the other Party and the other Party is finally adjudicated not to have liability.

         10.3 If any sentence, paragraph, clause or combination of the same in this Agreement is held by a court of competent jurisdiction to be unenforceable in any jurisdiction, such sentence, paragraph, clause or combination of same shall be unenforceable in the jurisdiction in which it is invalid and the remainder of this Agreement shall remain binding on the Parties in such jurisdiction as if such unenforceable provision had not been contained herein. The enforceability of such sentence, paragraph, clause or combination of same in this Agreement, shall be otherwise unaffected and shall remain enforceable in all other jurisdictions.

11.      MISCELLANEOUS

         11.1 IBIS agrees to indemnify, defend, and hold harmless, IBM, its Subsidiaries and Affiliates and their officers, directors, agents, and employees, from any and all liability, losses, damages, reasonable attorney's fees and expenses associated with claims, suits, or actions brought by or on behalf of any third party of any nature arising from, or alleged to arise from, infringement of the Intellectual Property Rights of third parties, resulting from or in any way related to the use of the Licensed Technology by IBM or the performance of this Agreement. IBIS's total obligation to pay under this Section 11.1 shall not exceed the lesser of: (a) the amount of royalties paid by IBM to IBIS hereunder; or (b) [ ].

         11.2 Each Party shall be solely responsible for determining its prices and other terms and conditions for its products sold to its customers. Each marketing Party shall be solely responsible for marketing products to its customers, and the other Party shall have no obligation to provide any support of any kind to such marketing Party's customers.

         11.3 If any Party is rendered wholly or partially unable by force majeure to carry out its obligations under this Agreement, and if that Party gives prompt written notice and full particulars of such force majeure to the other Party, the notifying Party shall be excused from performance of its obligations hereunder during the continuance of any inability so caused, but for no longer period; provided that if payment cannot be made due to the existence of a banking crisis or international payment embargo, such amount may be paid within the following thirty
                  (30) days. Such cause shall be remedied by the notifying Party as far as possible with reasonable speed and effort. For the purposes of this Agreement, force majeure shall mean Acts of God, acts of public enemies or terrorists, wars, other military conflicts, blockades, insurrections, riots, epidemics, quarantine restrictions, landslides, lightning, earthquake, floods, washouts, civil disturbances, restraints by or actions of any governmental body (including export or security restrictions on information, material, personnel, equipment or otherwise), and any other acts or events whatsoever, whether or not similar to the foregoing, not within the control of the Party claiming excuse from performance, which by the exercise of due diligence and best reasonable effort that Party shall not have been able to overcome or avoid. If the notifying Party cannot remedy the force majeure situation and resume satisfactory performance within [ ] of the notice, the other Party may at its option immediately terminate this Agreement pursuant to Section 7.

         11.4 Each Party agrees to comply with all applicable country, Federal, State, and Local laws, rules, regulations, and ordinances, including those of any other duly constituted governmental authority having jurisdiction, and including without limitation, all rules and regulations of the Occupational Health and Safety Administration, Environmental Protection Agency, U.S. Department of Commerce, and U.S. Department of Transportation, as applicable. Each Party shall do all things necessary (a) to obtain in a timely manner all required licenses and approvals and (b) to comply with all applicable laws, rules and regulations, including, but not limited to, the Regulations of the United States Government relating to the export and re-export of technical data, commodities, and products produced as a result of the use of such data. Each Party hereto agrees that it will not export or re-export, directly or indirectly, any technology, software, and/or commodities furnished under this Agreement, or the direct product thereof, to any country, or the nationals thereof, specified in such laws, rules, regulations, and ordinances referred to above as an unauthorized destination without IBIS or IBM first obtaining U.S. Government approval.

         11.5 The captions used in this Agreement are for convenience of reference only and are not to be used in interpreting the obligations of the Parties under this Agreement.

         11.6 Nothing contained herein, or done in pursuance of this Agreement, shall constitute the Parties as entering upon a joint venture or partnership or shall constitute either Party hereto the agent for the other Party for any purpose or in any sense whatsoever.

         11.7 Either Party may disapprove the assignment of any of its former employees to perform work under this Agreement on its premises by the other Party and such personnel will not be so assigned. Each Party will take appropriate preventive steps, before the assignment of any of its employees to perform work under this Agreement, that that Party reasonably believes will ensure that its employees will not engage in inappropriate conduct while on the other Party's premises. Inappropriate conduct shall include, but not be limited to: 1) being under the influence of, or affected by, alcohol, illegal drugs or controlled substances or engaging in their use, distribution or sale; 2) the possession of a weapon of any sort; and 3) harassment, threats or violent behavior.

         11.8 Representatives and personnel of each Party, during the time they are present on the premises of the other Party shall be subject to all rules and regulations prevailing on such premises. Each Party shall be responsible for the payment of all compensation and expense of its respective representatives and personnel. None of the representatives or personnel of either Party shall be considered, for any reason, to be an employee or agent of the other.

         11.9 Each Party represents that it has, or will have in place, established procedures and agreements with its Subsidiaries, employees or others, including subcontractors and vendors, whose services the Party may require, sufficient to enable the Party to comply with all the provisions of this Agreement.

         11.10 In the event of any inconsistency between the terms and conditions of this Agreement and language set forth in the Appendices, the inconsistency shall be resolved by giving precedence to the terms and conditions of this Agreement.

         11.11 Any written notice or communication required to be made or given to either Party hereto, pursuant to this Agreement, shall be deemed to have been sufficiently given on the date of mailing if sent by registered or certified mail, postage prepaid, and addressed as set forth below, or to such other address as is designated by written notice given to the other
                  Party:

                  11.11.1           In the case of IBM:
                                    Director of Licensing
                                    International Business Machines Corporation
                                    500 Columbus Avenue


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

                                    Thornwood, NY, 10594

                  11.11.2           In the case of IBIS:
                                    Al Alioto
                                    Vice President of Sales and Marketing
                                    Ibis Technology Corporation
                                    32 Cherry Hill Drive
                                    Danvers, MA 01923

         11.12 The rights and obligations of Sections 3, 4, 5, 7, 8, 10, and 11 and the obligations of nondisclosure and restricted use of this Agreement shall survive and continue after any expiration or termination of this Agreement and shall bind the Parties and their successors and assigns.

         11.13 No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver thereof or as a waiver of any other right, power, or remedy hereunder or to the performance of any Party; and no single or partial exercise by a Party of any right, power, or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

         11.14 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either Party (including any contraction, abbreviation or simulation of any of the foregoing); and each Party agrees not to disclose the terms and conditions of this Agreement except as may be required by law or government rule or regulation, without the express written consent of the other Party. Notwithstanding the foregoing, the Parties shall be permitted to disclose a summary of pertinent Sections of this Agreement that are reasonably necessary for disclosing and/or licensing under this Agreement, provided, however, that such disclosure is under a written agreement containing restrictions of confidentiality at least as stringent as those contained herein.

         11.15 Except for the provisions of Section 11.1, in no event will a Party be liable to the other Party for incidental damages, lost profits, lost savings special damages, or consequential damages, regardless of whether the claim is for breach of contract, breach of warranty, tort (including negligence), failure of a remedy to accomplish its purpose or otherwise, even if such Party has been advised of the possibility of such damages.

         11.16 Each Party shall be liable to the other Party up to a maximum of the greater of (a) [ ], or (b) the amount of unpaid royalties owed by such Party to the other Party hereunder plus [ ], for all actual direct losses or damages sustained by the other Party (other than those arising under Section 11.1) that are proximately caused by the acts or omissions of such Party under this Agreement.


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


         11.17 Except as explicitly stated herein, a Party shall not assign any of its rights, privileges or obligations under this Agreement without the prior written consent of the other Party. Any attempted assignment in derogation of the foregoing shall be void.

         11.18 The Equipment Purchase Master Agreement, any task orders thereunder, and the Wafer Purchase Agreement between the Parties are not superseded by this Agreement, except as explicitly stated herein. By way of example and not as a limitation, the license to make up to two tools granted to IBM in Section 13 of EPMA 07482 between the Parties is not superseded and that license may be exercised by IBM, in its sole discretion, in addition to the license granted hereunder.

         11.19 This Agreement shall not be binding upon the Parties until it has been signed below by or on behalf of each Party, in which event it shall be effective as of the date first above written. Except as provided in Section 11.18, this Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous communications, understandings and agreements, whether oral or written, between the Parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid or binding upon the Parties unless made in writing and signed on behalf of such Parties by their respective authorized representatives. The requirement of written form may only be waived in writing.


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

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, who by their signature represent that they are so authorized, to be effective as of the day and year first above written.



By:      /s/ H.C. Calhoun
      ----------------------------------------
         H. C. Calhoun
         Vice President of Semiconductor
         Research and Development Center

Date:             6/3/98
      ----------------------------------------



By:      /s/ Al Alioto
      ----------------------------------------
         Al Alioto
         Vice President of Sales and Marketing

Date:             6/9/98
      ----------------------------------------



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

                                   APPENDIX A





Data Transfer Schedule

Initial data package for evaluation and delivery to the Escrow Agent
     -- [ ] days after the last signature date

Update  data for evaluation and delivery to the Escrow Agent
     -- [ ] days after each calendar quarter



Technical Training

     Initial training -- [ ] days after the last signature date.

Detailed training session pursuant to Section 9.2
     -- [ ] days after option notification under Section 3.5.


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                                   APPENDIX B

                                  DELIVERABLES

[    ]



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